Exhibit 10.D SECURED PROMISSORY NOTE

$300,000	March 01, 2001

     FOR VALUE RECEIVED, the undersigned, SELIM BASSOUL (“Maker”), promises to pay to the order of MIDDLEBY MARSHALL, INC., a Delaware corporation (the “Company”), the principal sum of Three Hundred Thousand Dollars ($300,000) plus interest thereon at the rate of 6.00% per annum on the principal balance outstanding from time to time. All principal and interest, if not sooner paid, shall be and become due and payable on the Maturity Date. Unpaid interest shall compound annually on the last day of Maker’s fiscal year.

     Maturity Date shall mean the earliest to occur of (i) the date on which Maker voluntarily leaves the employ of the Company, (ii) the date the Company terminates Maker’s employment for Cause or (iii) February 28, 2004. Notwithstanding the foregoing, if prior to December 31, 2003 the Company terminates Maker’s employment without Cause, then the Maturity Date shall be the second anniversary of the date of such termination of employment. Cause shall mean personal dishonesty, gross negligence, willful misconduct, breach of fiduciary duty involving personal profit, substance abuse, or commission of a felony.

     This Note is issued to implement that certain special executive compensation program offered by the Company to Maker and described in memorandum dated 03/01/2001 from David B. Baker to Maker. Maker acknowledges and agrees that no special bonus will be awarded or paid under said program for any given year unless Maker is in the employ of the Company at all times during such year.

     1. Prepayment. This Note may be prepaid in whole or in part at any time or times without premium or penalty. All prepayments shall apply first to accrued but unpaid interest and the remainder to principal.

     2. Pledge. To secure the obligations of Maker under this Note, Maker hereby grants to the Company a continuing first security interest in the following property of Maker: 50,000 shares of common stock of The Middleby Corporation, a Delaware corporation (the “Pledged Shares”). This Note is a purchase money note and the security interest created hereof is a purchase money security interest. Maker represents and warrants that Maker is the sole owner of the Pledged Shares free and clear of all security interests, claims or encumbrances other than the security interest granted herein. If Maker fails or refuses to pay the sums due on this Note when the same becomes due, then the Company may, at its option, in addition to any and all other remedies available to the Company, enforce the security interest securing payment thereof. In the absence of a default by Maker under this Note, Maker retains the right to receive any and all dividends declared with respect to the Pledged Shares. Maker agrees to deliver to the Company all certificates evidencing the Pledged Shares together with an assignment, duly executed in blank by Maker. Maker further agrees to execute and deliver such documents (including but not limited to a financing statement), and take such further action, as the Company may request from time to time to perfect, protect and maintain its rights and interests hereunder.

     3. Enforcement. With respect to enforcement of the security interest granted herein, the Company shall be entitled to all the rights, remedies, powers, and privileges available to secured parties and creditors under the Illinois Commercial Code and other applicable law. Maker agrees to pay all expenses incurred by the Company in any attempt to collect sums due hereunder, including but not limited to reasonable attorney’s fees and expenses.

     4. Partial Release. Upon payment or forgiveness from time to time of any or all of the principal balance of this Note the Company shall release its security interest in that number of Pledged Shares which bears the same ratio to the total number of Pledged Shares immediately before such payment or forgiveness as the amount of principal so paid or forgiven bears to the total principal balance of this Note immediately before such payment or satisfaction.

     5. Miscellaneous. Maker hereby waives presentment and demand for payment, notice of intention to accelerate, protest and notice of protest and nonpayment. Maker’s liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any release or change in any security for the payment of this Note, and Maker hereby consents to any such renewal, extension, release or change.

     6. Successors. This Note shall inure to the benefit of the Company, its successors and assigns, and shall be binding on Maker, his heirs, legatees, executors, administrators and personal representatives.

_______________________ Selim Bassoul